Exhibit 10.5

Matching Gift Program
(amended as of February 9, 2011)

Plan Overview

CSX is committed to supporting the communities in which we operate. To encourage Directors’ support, CSX matches on one-for-one from a minimum of $500 to an aggregate maximum of $50,000 annually.  As part of its corporate philanthropy, CSX contributes through the Program to civic, cultural, educational and health and human services organizations that meet certain criteria.

The maximum Company match is $50,000 per Director each calendar year. Director contributions must be personal gifts from the Director’s own funds, paid in cash or securities.  Pledges do not qualify for matches. The Directors’ Matching Gift Program is administered by the Corporate Citizenship Department of CSX.

Eligibility

The Matching Gift Program is available to all active non-management members of the CSX Board of Directors.  Participation ends on December 31 of the year in which the Director retires from the CSX Board of Directors.  A Director may make gifts jointly with his or her spouse.

Eligible Charitable Organizations

Under the Matching Gift Program, charitable organizations must meet all of the following criteria:

X	Qualify as a non-profit organization, exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code

X	Conduct all activities without discrimination on the basis of race, religion, national origin, gender, age or physical disability

X	Provide access to the organization’s books for regular independent outside audit, the results of which are available to all current and prospective contributors

X	Provide proper assurance that donations will be used for the charitable purposes for which the organization is granted tax-exempt status,

without undue diversion for administrative or non-charitable expense

X	For gifts designated for a specific purpose: Provide evidence that the donation will be used for the stated purpose.

Educational institutions also must be:

X	Located within the United States or one of its territories

X	Public or private

X	Non-profit and non-proprietary

X	Accredited or approved by a recognized national or regional accrediting association.

Ineligible Gifts

The following types of gifts do not qualify for matching contributions:

X	Payments for participation in activities sponsored by organizations that do not meet the criteria for charitable contributions

X	Gifts to schools below the college level

X	Gifts to educational institutions principally for the support of sports and other non-academic activities

X	Gifts to organizations whose principal purpose is sectarian in nature or whose beneficiaries are determined on the basis of sectarian considerations

X	Payments to individuals, regardless of the work or activity in which they are engaged

X	Payment for dues or annual assessments for chambers of commerce or business development organizations

X	Political contributions or payments of any kind

X	Activities forbidden by law.

CSX Corporation’s Corporate Citizenship Department reserves the right to determine the eligibility of an organization to receive matching funds under this program.

Application

Directors may request an application form from the Corporate Citizenship Department to apply for matching funds.  A sample form is attached hereto as
Appendix E.

Application Process

X	Complete the Directors section of the application and send it, with the entire Matching Gift Program folder and Director’s personal check, to the qualifying organization.

X
The organization completes the second part of the application and returns the entire packet with a completed W-9 to the Contributions Administrator, Corporate Citizenship Department at the address on the form.

X	Applications must be received from the qualifying organization by December 15th of the current year to become effective during the current calendar year.